Exhibit 99.1

Enveric Biosciences Announces Reverse Stock Split

Common Stock Will Begin Trading on a Split-Adjusted Basis on July 15, 2022

Cambridge, MA., July 14, 2022 – Enveric Biosciences, Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a neuroscience-focused biotechnology company developing next-generation, psychedelic-inspired mental health medicines, today announced that it intends to effect a reverse stock split of its common stock at a ratio of 1 post-split share for every 50 pre-split shares. The reverse stock split will become effective at 4:05 p.m., New York time, on Thursday, July 14, 2022. Enveric’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol “ENVB” and will begin trading on a split-adjusted basis when the market opens on Friday, July 15, 2022.

At a special meeting of stockholders held on July 14, 2022, Enveric’s stockholders granted the Company’s Board of Directors the discretion to effect a reverse stock split of Enveric’s common stock through an amendment to its Amended and Restated Certificate of Incorporation, as amended, at a ratio of not less than 1-for-10 and not more than 1-for-100, such ratio to be determined by the Company’s Board of Directors.

At the effective time of the reverse stock split, every 50 shares of Enveric’s issued and outstanding common stock will be converted automatically into one issued and outstanding share of common stock without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-50 reverse stock split. It is not necessary for stockholders holding shares of the Company’s common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional share of a stockholder resulting from the reverse stock split will be rounded up to the nearest whole number of shares. The reverse stock split will reduce the number of shares of Enveric’s common stock outstanding from 52,684,548 shares to approximately 1,053,691 shares. Proportional adjustments will be made to the number of shares of Enveric’s common stock issuable upon exercise or conversion of Enveric’s equity awards and warrants, as well as the applicable exercise price. Stockholders whose shares are held in brokerage accounts should direct any questions concerning the reverse stock split to their broker. All stockholders of record may direct questions to the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, at 1-877-248-6417 or 1-718-921-8317.

About Enveric Biosciences

Enveric Biosciences, Inc. (NASDAQ: ENVB) is a neuroscience-focused pharmaceutical company developing next-generation, psychedelic-inspired mental health medicines. Enveric’s robust pipeline supports drug development from the clinic to commercialization aimed to help millions of patients in need around the world suffering from conditions that include cancer-related distress, PTSD and more. For additional information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,”“ expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of not purely historical statements, including any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the effect that the reverse stock split may have on the price of our common stock; our ability to retain our listing on the Nasdaq Capital Market; the ability of the company to successfully spin-off its cannabinoid assets; the ability to achieve the value creation contemplated by technical developments; the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts

Valter Pinto

KCSA Strategic Communications

212.896.1254

valter@kcsa.com

Media Contacts

Allison Soss

KCSA Strategic Communications

212.896.1267

asoss@kcsa.com